UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2008 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)

18201 VON KARMAN AVENUE, SUITE 800, IRVINE, CA 92612
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (949) 255-0500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

       On April 7, 2008, the Company's subsidiaries, California First Leasing Corporation and Amplicon, Inc. ("Leasing Companies"), entered into Amendment No. 2 ("Amendment") to the $25,000,000 Loan Agreement ("Agreement") with Bank of America ("BofA"). The Amendment extends the term of the Agreement to March 31, 2009 subject to all of the termination provisions of the original Agreement and amends a covenant. At this time there are no borrowings under this Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

       On June 11, 2008, the Company entered into a Second Amendment to the Office Lease ("Lease") with World Trade Center Building, Inc. and Landlord's predecessor-in-interest under the Lease, Von Karman Michelson Corporation. This Second Amendment primarily extends the term of the Lease to August 31, 2013, revises the Monthly Base Rent and reduces the Existing Premises by approximately 5,197 rentable square feet.

Item 9.01. Financial Statements and Exhibits.

        (c)    Exhibits.

          10.7    Amendent No. 2 dated April 7, 2008 to the Loan Agreement with Bank of America.

          10.8    Second Amendment to the Office Lease dated June 11, 2008.

  Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA FIRST NATIONAL BANCORP
S. Leslie Jewett /s/ S. Leslie Jewett Chief Financial Officer
Date: June 13, 2008